Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ondas Inc. of our report dated March 30, 2026 on our audit of the financial statements of Ondas Inc. as of and for the years ended December 31, 2025 and 2024.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

April 1, 2026